SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 6, 2010

 (Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

 (Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY CONTINUED LISTING RULE

On May 6, 2010, American International Industries, Inc. (the “Company”) received a letter from NASDAQ that it was not in compliance with Rule 5635(c) of NASDAQ listing because of the issuance of 156,000 shares as compensation to officers, directors, employees and consultants under a newly authorized 2010 Employee Benefit Plan (on January 27, 2010), without shareholder approval. The Company did not realize that its previous plan expired just weeks prior to the issuance of the 156,000 shares.

Specifically, Rule 5635(c) provides, in relevant part, that “Shareholder approval is required prior to the issuance of securities when . . . equity compensation arrangements [are] made . . . pursuant to which stock may be acquired by officers, directors, employees, or consultants . . .”  As a result of the Company’s receipt of the May 6, 2010 letter, under NASDAQ Rule 5810(b) the Company is required to make a public announcement disclosing receipt of the notification and the Rule(s) upon which the deficiency is based.

The Company has scheduled its 2010 Annual Meeting of Shareholders in July 2010, rather than its previous Annual Meetings typically held in September or October of each year, in order to seek majority shareholder approval of its 2010 Employee Benefit Plan, which was approved unanimously by the Company’s board of directors on January 27, 2010.   In addition, the Company, as required, is submitting to NASDAQ its plan to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Daniel Dror, CEO, President and Chairman

By: /s/ Sherry L. Couturier, CFO

Date: May 12, 2010